UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report:10th May 2002

                           GATEWAY DISTRIBUTORS, LTD.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


     367597 1 01                                            65-0683539
     -----------                                            ----------
   (CUSIP Number)                           (IRS Employer Identification Number)

                          c/o Richard Bailey, President
             500 East Cheyenne Avenue, North Las Vegas, Nevada 89030
                    (Address of principal executive offices)

                                 (702) 399-4328
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [ X]     Preliminary Information Statement
         [  ]    Confidential, for Use of the Commission Only
                  (as permitted by Rule 14c-5(d)(2)
         [  ]    Definitive Information Statement












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                               -------------------
                           GATEWAY DISTRIBUTORS, LTD.
                (Name of Registrant as Specified in its Charter)
                              --------------------

-------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

[X ]     No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
         4) Proposed maximum aggregate value of transaction: 0
         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
         Paid:
         2) Form, Schedule or Registration No.:
         3) Filing Party:
         4) Date Filed

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                           GATEWAY DISTRIBUTORS, LTD.
                            500 East Cheyenne Avenue
                          North Las Vegas, Nevada 89030

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                          to be taken on June 17, 2002

To the Stockholders of Gateway Distributors, Ltd.:

Notice is hereby given that upon Written Consent by the holder of a majority of the outstanding shares of common stock of Gateway Distributors, Ltd. (the "Company"), the number of authorized $0.001 par value shares of the Common Stock of the Company will be increased from 1,000,000,000 to 2,000,000,000. The number of preferred shares authorized remains at 1,000,000. The change will be effective on June 17, 2002

Only stockholders of record at the close of business on May 10, 2000 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                             By Order of the Board of Directors



                                                     ___/s/ Richard Bailey______
                                                        ------------------
                                                     Richard Bailey, President

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This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend the Company's Articles of Incorporation.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Gateway Distributors, Ltd., a Nevada Corporation ("Gateway "), in connection with resolutions of the Board of Directors and the written consent of a holder of in excess of 50% of the common stock of Gateway providing for an amendment to Gateway 's Articles of Incorporation increasing Gateway's authorized common shares from 1,000,000,000 shares of $0.001 par value common stock to 2,000,000,000 shares of $0.001 par value common stock.

The Board of Directors and a person owning the majority of the outstanding voting securities of Gateway have unanimously adopted, ratified and approved resolutions to effect the recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and became effective on June 17, 2002.

The Form 10-QSB filed by Gateway with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Gateway is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on May 10, 2002 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 38,312,044 shares of $0.001 par value common stock. Three shareholders hold a controlling interest of 29,595,922 (77.2%) shares of the $0.001 par value common stock of the Company as of the record date, representing more than a majority of the company's outstanding common stock. The three shareholders, Richard Bailey, Flo Ternes, and Earl McKenzie have consented to the action required to effect the proposed amendment to the Company's Articles of Incorporation. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.



                   SECURITY OWNERSHIP OF EXECUTIVE OFFICERS,
                    DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as of May 10, 2002 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:




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
   Title of Class         Name and Address of Beneficial              Amount and Nature of             Percent of Class
                                    Ownership                         Beneficial Ownership

    Common Stock     Richard Bailey/Director                               20,631,961                       53.85%
                     500 East Cheyenne Avenue
                     North Las Vegas, NV 89030
Common Stock         Flo Ternes/Director                                    8,951,961                       23.37%
                     500 East Cheyenne Avenue
                     North Las Vegas, NV 89030
    Common Stock     Earl McKenzie/Director                                  12,000                          0.1%
                            500 East Cheyenne Avenue
                     North Las Vegas, NV 89030

As of May 10, 2002, the Company had 38,312,044 shares of its common voting stock issued and outstanding.

                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of Gateway and a person owning and having voting power in excess of 50% of the outstanding voting securities of Gateway have adopted, ratified and approved the name change and change in the authorized shares of Gateway .(see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on May 10, 2002, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Gateway 's Articles of Incorporation.

                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Gateway 's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Gateway , including its Form 10-SB initial registration statement and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the Securities and Exchange Commission, may be

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accessed through the EDGAR archives, at www.sec.gov.
                                        ------------




Dated: May 10, 2002



                                             By Order of the Board of Directors



                                                          /s/ Richard Bailey
                                                       ------------------------
                                                     Richard Bailey, President










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                                   Exhibit "A"

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                           GATEWAY DISTRIBUTORS, LTD.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Gateway Distributors, Ltd., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above- named company (hereinafter referred to as the "Corporation"):

         Pursuant to the provisions of Section 78.320, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

     FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on May 26, 1993.

     SECOND: The following amendment increasing the authorized common stock from 1,000,000,000 to 2,000,000,000 shares was adopted by 7,580,036 shares, or 53.2%, of the 14,244,544 issued and outstanding shares of common stock entitled to approve such amendments.

     THIRD: Article IV of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

"FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of Two Billion (2,000,000,000) shares having par value of $0.001 each, and (2) preferred stock in the amount of One Million (1,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."

DATED this 17st day of June, 2002.



     /s/ Richard Bailey
------------------------------------------------------------
Richard Bailey, President and Director






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